ALTERNATIVE STRATEGIES ALLOCATION FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Shares

Value

CURRENCY EXCHANGE TRADED FUNDS

15.0%

PowerShares DB G10

Currency Harvest Fund*

88,488

________

$      2,390,946

Total CURRENCY EXCHANGE

TRADED FUNDS

(Cost $2,353,989)

________

2,390,946

MUTUAL FUNDS † 78.1%

Rydex Series Funds -

Managed Futures Strategy

Fund*

249,091

7,153,883

Rydex Series Funds -

Commodities Strategy

Fund

50,053

2,088,728

Rydex Series Funds -

Absolute Return Strategies

Fund

70,131

1,791,837

Rydex Series Funds - Real

Estate Fund

47,501

________

1,451,643

Total Mutual Funds

(Cost $12,279,795)

________

12,486,091

Face

Amount

REPURCHASE AGREEMENTS 5.6%

Collateralized by obligations of

the U.S. Treasury or U.S.

Government Agencies

Lehman Brothers Holdings, Inc.

issued 06/30/08 at 0.25% due

07/01/08

$

903,683

________

903,683

Total Repurchase Agreements

(Cost $903,683)

________

903,683

Total Investments 98.7%

(Cost $15,537,467)

$

_________

15,780,720

Other Assets in Excess of

Liabilities – 1.3%

$

_________

200,397

Net Assets – 100.0%

$

15,981,117

†

Affiliated Funds.

*

Non-Income Producing Security.

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